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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in the Registration Statement on Form S-8 of Sontra Medical Corporation of our report dated March 14, 2002 except for the last paragraph of Note 7 for which the date is April 22, 2002 relating to the consolidated financial statements of ChoiceTel Communications, Inc. and its subsidiary, which appears in such Registration Statement by reference. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

                             /s/ Schechter Dokken Kanter Andrews & Selcer Ltd.
                             --------------------------------------------------
                             Schechter Dokken Kanter
                             Andrews & Selcer Ltd.

                             Minneapolis, Minnesota
                             November 25, 2002